EXHIBIT 99.1

CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
E-mail: Kposner@cbfcorp.com

CAPITAL BANK FINANCIAL CORP. REPORTS THIRD QUARTER EPS OF $0.42, UP 27% YEAR OVER YEAR, AND INCREASES DIVIDEND 20% TO $0.12 PER SHARE

CHARLOTTE, NC. October 20, 2016 - Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) today reported net income for the third quarter of 2016 of $18.5 million, or $0.42 per diluted share and core net income of $18.5 million, or $0.42 per diluted share. Net income rose 21% year over year, while net income per diluted share rose 27%.
Core adjustments for the third quarter of 2016 included $1.5 million of legal settlement expense and $0.3 million of tax deductible merger related expenses, offset by a $1.1 million tax adjustment and $0.1 million of gains on sales of investment securities.
Gene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp., commented, “We look forward to completion of the CommunityOne merger, a carefully-executed conversion, and an expanded footprint in North Carolina.”
Chris Marshall, Chief Financial Officer of Capital Bank Financial Corp., added, “We are pleased with this quarter's results and are positioning to end the year strongly and enter 2017 with good momentum.”

Loan Portfolio and Composition

During the third quarter, the loan portfolio was up $191.0 million at $5.9 billion. New loans of $471 million were offset by loan resolutions and payoffs totaling $280 million.

The relative composition of the Company’s loan portfolio at the end of the third and second quarters of 2016 and fourth quarter of 2015 was as follows:

	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015
Commercial real estate	22%	22%	22%
C&I	43%	44%	43%
Consumer	32%	31%	32%
Other	3%	3%	3%
Total	100%	100%	100%

Deposits Composition and Cost of Funds

During the third quarter, total deposits increased by $226.1 million to $6.0 billion. The cost of total deposits remained flat at 0.41% basis points, while the cost of core deposits increased one basis point to 0.19%. Core deposits include all checking, savings and money market accounts, excluding brokered, now represent 70% of total deposits. The contractual cost of total deposits, which excludes purchase accounting was 0.41%, a decline of one basis point sequentially.

Net Interest Income and Net Interest Margin

Net interest income increased $1.1 million to $62.6 million from $61.5 million for the second quarter of 2016 and increased $1.0 million from $61.6 million for the third quarter of 2015. The net interest margin for the third quarter of 2016 was 3.58%, a decline of four basis points sequentially and 24 basis points year over year. The sequential and year over year net interest margin decline was mostly due to the lower average yield on new loans as compared to the yields of the Company's legacy

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acquired loans. New and acquired non-impaired loans represent $5.0 billion with an average yield of 3.67%, compared to $0.9 billion of acquired impaired loans outstanding with an average yield of 8.55%.

Non-Interest Income

Non-interest income increased $0.4 million to $12.4 million from $11.9 million for the second quarter of 2016 and increased $1.0 million from $11.4 million for the third quarter of 2015. The sequential increase was mainly driven by higher service charges on deposit accounts and fees on mortgage loans originated and sold, as fees for residential mortgages sold increased 17% quarter over quarter, partially offset by a decline in investment advisory income.

The year over year increase was mainly due to the absence of $1.4 million of FDIC indemnification asset expense recorded in the prior year and an increase of fees on mortgage loans originated and sold. Partially offsetting the increase was a $0.7 million decline in service charges and a $0.6 million decline in investment advisory income.

Provision for Loan and Lease Losses and Credit Quality

The provision of $0.6 million recorded for the third quarter of 2016 included a $0.6 million provision for new and acquired non-impaired loans and a $48 thousand reversal on acquired impaired loans. Net charge-offs for the third quarter of 2016 were $1.5 million, remaining at the same level of the second quarter of 2016.

At September 30, 2016, the allowance for loan and lease losses was $44.0 million, of which $23.7 million related to acquired impaired loans and $20.3 million related to new and acquired non-impaired loans. The allowance for loan and lease losses represents 0.75% of the Company's total $5.9 billion loan portfolio.

At September 30, 2016, non-performing loans were $60.4 million, a decrease of 7% from June 30, 2016, and a decrease of 26%, from September 30, 2015, mainly as a result of resolutions and upgrades.

Non-Interest Expense

Non-interest expense increased $3.0 million to $47.5 million from $44.5 million for the second quarter of 2016 and declined $0.8 million from $48.3 million for the third quarter of 2015. The sequential increase was mainly due to $1.5 million legal settlement expense and increased salaries and benefit expense of $0.8 million. Partially offsetting the increase was a $0.8 million decrease in conversion and merger expense.

The year over year decline was mainly due to a $1.7 million decrease in salaries and benefit expense resulting from cost saving initiatives and lower OREO valuation expenses of $1.3 million, partially offset by $1.5 million legal settlement expense occurring in the third quarter of 2016.

Income Tax Expense

Income tax expense was $8.4 million for the third quarter of 2016, an effective rate of 31%, compared to $10.3 million and 37% for the second quarter of 2016. Income tax expense was $8.6 million and 36% for the third quarter of 2015. The change in effective income tax rate was mainly due to a favorable adjustment for discrete items, partially offset by an increase in rate change and state taxes and lower tax-exempt interest income.

Financial Position

Total assets increased by $171.2 million to $7.8 billion as of September 30, 2016, from $7.6 billion as of June 30, 2016. During the quarter, the Company’s loan portfolio increased $191.0 million to $5.9 billion. Total deposits increased by $226.1 million to $6.0 billion, and core deposits increased by $101.8 million, or a 10% annualized rate. FHLB borrowings decreased $75.0 million. Book value per share was $23.82 as of September 30, 2016, an increase of $0.30 and $0.82 over June 30, 2016 and September 30, 2015, respectively. Tangible book value per share was $20.53 as of September 30, 2016, an increase of $0.31 and $0.78 over June 30, 2016 and September 30, 2015, respectively. During the third quarter, the Company did not repurchase shares of common stock. The Company has $101 million remaining under the current board authorized stock repurchase program.

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The Company’s bank subsidiary, Capital Bank Corporation, had preliminary Tier 1 Leverage, Tier 1 Common, Tier 1 Risk-Based and Total Risk-Based capital ratios of 10.5%, 12.0%, 12.0% and 12.7%, respectively, as of September 30, 2016, under currently applicable regulations.

The GreenBank CVR expired on September 7, 2016 and based on portfolio losses exceeding the stipulated amount, there was no payout to CVR holders.

The Company declared a cash dividend of $0.12 per share, payable on November 22, 2016, to shareholders of record as of November 9, 2016.

Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. The number to call for this interactive teleconference is (913) 312-0720, and the confirmation pass code is 5829592. Please dial in 10 minutes prior to the beginning of the call. A telephonic replay of the conference call will be available through October 28, 2016, by dialing (719) 457-0820 and entering pass code 5829592. The live broadcast of the conference call will be available online at the Company’s web site at www.capitalbank-us.com, by following the link to Investor Relations. An on-line replay of the call will be available at the same site for 90 days.

Forward-Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate any acquired businesses into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; (9) our ability to attract and retain key personnel; (10) changes in accounting policies or judgments and (11) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP measures used in this report.  A reconciliation to the most directly comparable GAAP financial measures – net income in the case of core net income and core ROA, total non-interest income and total non-interest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share – appears in tabular form at the end of this release.  The Company believes core net income, the core efficiency ratio and core ROA are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. These measures

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should not be viewed as a substitute for net income.  The Company believes that tangible book value and tangible book value per share are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions.  The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders’ equity.

The Company uses these non-GAAP measures for various purposes, including measuring performance for incentive compensation and as a basis for strategic planning and forecasting.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corporation, a State of North Carolina chartered financial institution with $7.8 billion in total assets as of September 30, 2016, and 151 full-service banking offices throughout Florida, North and South Carolina, Tennessee and Virginia. To learn more about Capital Bank Financial Corp, please visit www.capitalbank-us.com.

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CBF Reports Third Quarter Results

October 20, 2016

 CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Interest and dividend income	$70,929	$69,579	$69,472	$69,553	$68,718
Interest expense	8,302	8,064	8,105	7,475	7,081
Net Interest Income	62,627	61,515	61,367	62,078	61,637
Provision for loan and lease losses	586	1,172	1,375	1,089	799
Net interest income after provision for loan and lease losses	62,041	60,343	59,992	60,989	60,838
Non-Interest Income
Service charges on deposit accounts	4,777	4,486	4,811	4,911	5,472
Debit card income	3,389	3,235	3,086	3,029	3,113
Fees on mortgage loans originated and sold	1,334	1,140	971	875	990
Investment advisory and trust fees	290	455	497	597	860
FDIC indemnification asset expense	—	—	—	(1,526)	(1,418)
Termination of loss share agreements	—	—	(9,178)	—	—
Investment securities gains (losses), net	71	117	40	54	(43)
Other income	2,509	2,489	2,339	2,657	2,444
Total non-interest income	12,370	11,922	2,566	10,597	11,418
Non-Interest Expense
Salaries and employee benefits	20,935	20,139	22,162	20,219	22,620
Stock-based compensation expense	790	467	317	—	309
Net occupancy and equipment expense	7,340	7,355	7,703	7,385	7,621
Computer services	3,153	3,274	3,575	3,479	3,471
Software expense	1,948	2,000	2,036	2,061	2,198
Telecommunication expense	1,790	1,558	1,532	1,168	1,515
OREO valuation expense	742	1,119	467	341	2,075
Net gains on sales of OREO	(159)	(413)	(679)	(801)	(351)
Foreclosed asset related expense	397	399	285	405	872
Loan workout expense	206	71	244	650	194
Conversion and merger related expense	394	1,236	1,687	704	—
Professional fees	1,642	1,353	1,612	1,529	1,958
Restructuring charges, net	(113)	5	142	4,248	23
Legal settlement expense	1,500	—	—	—	—
Regulatory assessments	841	1,259	1,275	1,486	1,423
Other expense	6,124	4,714	4,580	4,882	4,418
Total non-interest expense	47,530	44,536	46,938	47,756	48,346
Income before income taxes	26,881	27,729	15,620	23,830	23,910
Income tax expense	8,393	10,327	5,780	8,809	8,589
Net income	$18,488	$17,402	$9,840	$15,021	$15,321

Earnings per share:
Basic	$0.43	$0.40	$0.23	$0.35	$0.34
Diluted	$0.42	$0.40	$0.22	$0.34	$0.33

Weighted average shares outstanding:
Basic	43,028	43,011	43,063	43,499	45,359
Diluted	43,909	43,879	43,904	44,550	46,534

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands)
(Unaudited)

	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015
Assets
Cash and due from banks	$88,171	$84,038	$87,985
Interest-bearing deposits in other banks	116,136	135,977	56,711
Total cash and cash equivalents	204,307	220,015	144,696
Trading securities	3,701	3,536	3,013
Investment securities available-for-sale at fair value (amortized cost $639,687 $637,072 and $640,455, respectively)	652,945	650,470	637,329
Investment securities held-to-maturity at amortized cost (fair value $474,834 $477,731 and $475,134, respectively)	466,063	468,943	472,505
Loans held for sale	95,253	6,446	10,569
Loans, net of deferred loan costs and fees	5,840,680	5,738,459	5,622,147
Less: Allowance for loan and lease losses	43,984	44,883	45,034
Loans, net	5,796,696	5,693,576	5,577,113
Other real estate owned	46,007	44,236	52,776
FDIC indemnification asset	—	—	6,725
Receivable from FDIC	—	—	678
Premises and equipment, net	157,863	158,305	159,149
Goodwill	134,522	134,522	134,522
Intangible assets, net	12,288	13,231	15,100
Deferred income tax asset, net	80,418	92,277	105,316
Other assets	142,395	135,668	129,988
Total Assets	$7,792,458	$7,621,225	$7,449,479
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing demand	$1,207,800	$1,172,481	$1,121,160
Interest bearing demand	1,463,520	1,456,558	1,382,732
Money market	1,291,948	1,155,475	1,190,121
Savings	401,205	403,106	418,879
Time deposits	1,668,784	1,619,507	1,747,318
Total deposits	6,033,257	5,807,127	5,860,210
Federal Home Loan Bank advances	575,751	650,800	460,898
Short-term borrowings	15,428	16,785	12,410
Long-term borrowings	87,445	86,883	85,777
Accrued expenses and other liabilities	50,736	43,132	43,919
Total liabilities	$6,762,617	$6,604,727	$6,463,214
Shareholders’ equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	—	—	—
Common stock-Class A $0.01 par value: 200,000 shares authorized, 37,253 issued and 26,381 outstanding, 37,237 issued 26,665 outstanding and 37,012 issued and 26,589 outstanding, respectively.	373	372	370
Common stock-Class B $0.01 par value: 200,000 shares authorized, 18,627 issued and 16,854 outstanding, 18,327 issued and 16,554 outstanding and 18,327 issued and 16,554 outstanding, respectively.	186	183	183
Additional paid in capital	1,078,746	1,077,769	1,076,415
Retained earnings	241,554	227,370	208,742
Accumulated other comprehensive (loss) income	7,621	9,443	(5,196)
Treasury stock, at cost, 12,645, 12,345 and 12,196 shares, respectively	(298,639)	(298,639)	(294,249)
Total shareholders’ equity	1,029,841	1,016,498	986,265
Total Liabilities and Shareholders’ Equity	$7,792,458	$7,621,225	$7,449,479

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
KEY METRICS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Performance Ratios
Interest rate spread	3.43%	3.48%	3.50%	3.57%	3.68%
Net interest margin	3.58%	3.62%	3.64%	3.70%	3.82%
Return on average assets	0.97%	0.93%	0.53%	0.82%	0.86%
Return on average shareholders' equity	7.24%	6.87%	3.96%	5.99%	5.85%
Efficiency ratio	63.38%	60.65%	73.42%	65.71%	66.18%
Average interest-earning assets to average interest-bearing liabilities	131.43%	131.21%	129.54%	129.55%	132.10%
Average loans receivable to average deposits	98.46%	96.56%	95.66%	96.68%	96.01%
Yield on interest-earning assets	4.05%	4.09%	4.11%	4.14%	4.26%
Cost of interest-bearing liabilities	0.62%	0.62%	0.62%	0.57%	0.58%
Asset and Credit Quality Ratios-Total Loans
Non-accrual loans	$11,873	$9,016	$8,526	$8,945	$9,647
Nonperforming acquired loans	$48,477	$56,108	$56,041	$59,194	$72,023
Nonperforming loans to loans receivable	1.02%	1.13%	1.15%	1.21%	1.51%
Nonperforming assets to total assets	1.37%	1.44%	1.51%	1.63%	1.88%
Covered loans to total gross loans	—%	—%	—%	1.30%	1.45%
ALLL to nonperforming assets	41.29%	40.98%	39.97%	37.13%	33.88%
ALLL to total gross loans	0.75%	0.78%	0.80%	0.80%	0.86%
Annualized net charge-offs/average loans	0.10%	0.11%	0.08%	0.17%	0.20%
Asset and Credit Quality Ratios-New Loans
Nonperforming new loans to total new loans receivable	0.19%	0.12%	0.11%	0.11%	0.17%
New loans ALLL to total gross new loans	0.43%	0.46%	0.47%	0.47%	0.51%
Asset and Credit Quality Ratios-Acquired Loans
Nonperforming acquired loans to total acquired loans receivable	4.65%	5.08%	4.67%	4.69%	5.21%
Covered acquired loans to total gross acquired loans	—%	—%	—%	5.43%	5.45%
Acquired loans ALLL to total gross acquired loans	2.15%	2.04%	1.93%	1.83%	1.80%
Capital Ratios (Company)
Total average shareholders' equity to total average assets	13.46%	13.55%	13.35%	13.67%	14.79%
Tangible common equity ratio (1)	11.55%	11.62%	11.57%	11.46%	12.26%
Tier 1 leverage capital ratio	12.89%	12.64%	12.49%	12.67%	13.60%
Tier 1 common capital ratio	13.27%	13.38%	13.38%	14.73%	14.44%
Tier 1 risk-based capital ratio	14.44%	14.57%	14.58%	13.63%	15.60%
Total risk-based capital ratio	15.12%	15.29%	15.32%	15.47%	16.38%
Capital Ratios (Bank)
Tangible common equity ratio (1)	10.74%	10.71%	11.45%	11.20%	11.36%
Tier 1 leverage capital ratio	10.53%	10.42%	11.10%	11.09%	11.19%
Tier 1 common capital ratio	11.98%	11.97%	12.95%	12.89%	12.85%
Tier 1 risk-based capital ratio	11.98%	11.97%	12.95%	12.89%	12.85%
Total risk-based capital ratio	12.70%	12.72%	13.72%	13.68%	13.69%

(1) See "Reconciliation of Non-GAAP Measures"

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
LOANS AND DEPOSITS
(Dollars in thousands)
(Unaudited)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Loans
Non-owner occupied commercial real estate	$920,521	$891,830	$850,766	$866,392	$847,225
Other commercial construction and land	222,794	212,315	194,971	196,795	192,283
Multifamily commercial real estate	76,296	74,328	75,737	80,708	82,762
1-4 family residential construction and land	111,954	100,306	96,703	93,242	87,193
Total commercial real estate	1,331,565	1,278,779	1,218,177	1,237,137	1,209,463
Owner occupied commercial real estate	1,072,586	1,075,306	1,095,460	1,104,972	1,065,875
Commercial and industrial	1,458,523	1,448,698	1,375,233	1,309,704	1,219,101
Lease financing	525	877	1,088	1,256	1,488
Total commercial	2,531,634	2,524,881	2,471,781	2,415,932	2,286,464
1-4 family residential	1,168,468	1,039,309	1,015,071	1,017,791	985,982
Home equity loans	364,117	364,169	368,510	375,276	373,993
Indirect auto loans	254,736	285,618	317,863	351,817	318,841
Other consumer loans	94,277	85,964	84,108	84,661	82,483
Total consumer	1,881,598	1,775,060	1,785,552	1,829,545	1,761,299
Other	191,136	166,185	159,447	150,102	147,718
Total loans	$5,935,933	$5,744,905	$5,634,957	$5,632,716	$5,404,944

Deposits
Non-interest bearing demand	$1,207,800	$1,172,481	$1,190,831	$1,121,160	$1,099,252
Interest bearing demand	1,463,520	1,456,558	1,402,342	1,382,732	1,251,365
Money market	1,166,918	1,105,460	1,162,546	1,040,086	927,391
Savings	401,205	403,106	420,073	418,879	436,385
Total core deposits	4,239,443	4,137,605	4,175,792	3,962,857	3,714,393
Wholesale money market	125,030	50,015	100,035	150,035	78,015
Time deposits	1,668,784	1,619,507	1,663,906	1,747,318	1,773,170
Total deposits	$6,033,257	$5,807,127	$5,939,733	$5,860,210	$5,565,578

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
LEGACY CREDIT EXPENSES
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Sep 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Provision (reversal) on legacy loans	$48	$(778)	$9	$(1,161)	$492
FDIC indemnification asset expense	—	—	—	1,526	1,418
OREO valuation expense	742	1,119	467	341	2,075
Termination of loss share agreements	—	—	9,178	—	—
Net gains on sales of OREO	(159)	(413)	(679)	(801)	(351)
Foreclosed asset related expense	397	399	285	405	872
Loan workout expense	206	71	244	650	194
Salaries and employee benefits	511	519	522	549	797
Total legacy credit expenses	$1,745	$917	$10,026	$1,509	$5,497

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2016			Three Months Ended June 30, 2016
	Average Balances	Interest	Yield/Rate	Average Balances	Interest	Yield/Rate
Interest earning assets
Loans (1)	$5,786,171	$64,055	4.40%	$5,653,647	$62,999	4.48%
Investment securities (1)	1,133,031	6,924	2.43%	1,131,791	6,612	2.35%
Interest bearing deposits in other banks	60,373	69	0.45%	64,802	74	0.46%
Other earning assets (2)	29,788	337	4.50%	26,696	330	4.97%
Total interest earning assets	7,009,363	$71,385	4.05%	6,876,936	$70,015	4.09%
Non-interest earning assets	583,413			607,429
Total assets	$7,592,776			$7,484,365
Interest bearing liabilities
Time deposits	$1,613,502	$3,992	0.98%	$1,620,023	$4,018	1.00%
Money market	1,225,743	1,132	0.37%	1,184,532	1,028	0.35%
Interest bearing demand	1,444,305	752	0.21%	1,451,666	749	0.21%
Savings	404,187	205	0.20%	411,496	208	0.20%
Total interest bearing deposits	4,687,737	6,081	0.52%	4,667,717	6,003	0.52%
Short-term borrowings and FHLB advances	558,313	635	0.45%	485,850	515	0.43%
Long-term borrowings	87,095	1,586	7.24%	87,496	1,547	7.11%
Total interest bearing liabilities	5,333,145	8,302	0.62%	5,241,063	8,065	0.62%
Non-interest bearing demand	1,188,771			1,187,056
Other liabilities	48,997			42,319
Shareholders’ equity	1,021,863			1,013,927
Total liabilities and shareholders’ equity	$7,592,776			$7,484,365
Net interest income and spread		$63,083	3.43%		$61,950	3.48%
Net interest margin			3.58%			3.62%

(1) Presented on a fully tax equivalent basis
(2) Includes Federal Home Loan Bank stocks

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Average Balances	Interest	Yield/Rate	Average Balances	Interest	Yield/Rate
Interest earning assets
Loans (1)	$5,786,171	$64,055	4.40%	$5,261,793	$62,461	4.71%
Investment securities (1)	1,133,031	6,924	2.43%	1,088,818	5,885	2.14%
Interest bearing deposits in other banks	60,373	69	0.45%	36,596	19	0.21%
Other earning assets (2)	29,788	337	4.50%	54,960	760	5.49%
Total interest earning assets	7,009,363	$71,385	4.05%	6,442,167	$69,125	4.26%
Non-interest earning assets	583,413			645,715
Total assets	$7,592,776			$7,087,882
Interest bearing liabilities
Time deposits	$1,613,502	$3,992	0.98%	$1,642,745	$3,957	0.96%
Money market	1,225,743	1,132	0.37%	977,273	658	0.27%
Interest bearing demand	1,444,305	752	0.21%	1,291,439	540	0.17%
Savings	404,187	205	0.20%	452,058	241	0.21%
Total interest bearing deposits	4,687,737	6,081	0.52%	4,363,515	5,396	0.49%
Short-term borrowings and FHLB advances	558,313	635	0.45%	428,249	272	0.25%
Long-term borrowings	87,095	1,586	7.24%	84,922	1,413	6.60%
Total interest bearing liabilities	5,333,145	8,302	0.62%	4,876,686	7,081	0.58%
Non-interest bearing demand	1,188,771			1,116,757
Other liabilities	48,997			46,117
Shareholders’ equity	1,021,863			1,048,322
Total liabilities and shareholders’ equity	$7,592,776			$7,087,882
Net interest income and spread		$63,083	3.43%		$62,044	3.68%
Net interest margin			3.58%			3.82%

(1) Presented on a fully tax equivalent basis
(2) Includes Federal Home Loan Bank stocks

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CBF Reports Third Quarter Results

October 20, 2016

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Average Balances	Interest	Yield/Rate	Average Balances	Interest	Yield/Rate
Interest earning assets
Loans (1)	$5,684,143	$190,063	4.47%	$5,129,607	$184,889	4.82%
Investment securities (1)	1,129,129	20,020	2.37%	1,047,451	16,324	2.08%
Interest bearing deposits in other banks	66,100	227	0.46%	50,187	88	0.23%
Other earning assets (2)	27,216	981	4.81%	51,167	2,093	5.47%
Total interest earning assets	6,906,588	$211,291	4.09%	6,278,412	$203,394	4.33%
Non-interest earning assets	602,904			665,016
Total assets	$7,509,492			$6,943,428
Interest bearing liabilities
Time deposits	$1,640,959	$12,130	0.99%	$1,506,488	$10,357	0.92%
Money market	1,219,227	3,227	0.35%	945,170	1,811	0.26%
Interest bearing demand	1,422,389	2,149	0.20%	1,356,300	1,710	0.17%
Savings	411,729	640	0.21%	477,698	765	0.21%
Total interest bearing deposits	4,694,304	$18,146	0.52%	4,285,656	$14,643	0.46%
Short-term borrowings and FHLB advances	501,892	1,680	0.45%	336,791	597	0.24%
Long-term borrowings	86,860	4,644	7.14%	116,922	4,784	5.47%
Total interest bearing liabilities	5,283,056	24,470	0.62%	4,739,369	20,024	0.56%
Non-interest bearing demand	1,171,599			1,102,393
Other liabilities	44,594			44,891
Shareholders’ equity	1,010,244			1,056,775
Total liabilities and shareholders’ equity	$7,509,493			$6,943,428
Net interest income and spread		$186,821	3.47%		$183,370	3.77%
Net interest margin			3.61%			3.90%

(1) Presented on a fully tax equivalent basis
(2) Includes Federal Home Loan Bank stocks

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES
(Dollars in thousands)
(Unaudited)

CORE NET INCOME	Three Months Ended
	Sep 30, 2016		Jun 30, 2016		Dec 31, 2015
Net Income	$18,488	$18,488	$17,402	$17,402	$15,021	$15,021
	Pre-Tax	After-Tax	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Adjustments
Non-interest income
Security (gains) losses*	(71)	(44)	(117)	(72)	(54)	(33)
Non-interest expense
Legal Settlement	1,500	927	—	—	—	—
Tax Adjustment	(1,067)	(1,067)	—	—	—	—
Restructuring expense*	(113)	(70)	5	3	32	20
Conversion costs and merger tax deductible*	331	205	881	544	33	20
Legal merger non deductible	61	61	355	355	673	673
Contract termination*	—	—	—	—	4,215	2,594
Tax effect of adjustments*	(629)	N/A	(294)	N/A	(1,625)	N/A
Core Net Income	$18,500	$18,500	$18,232	$18,232	$18,295	$18,295

Diluted shares	43,909		43,879		44,550
Core Net Income per share	$0.42		$0.42		$0.41
Average Assets	7,592,776		7,484,365		7,332,516

ROA**	0.97%		0.93%		0.82%
Core ROA***	0.97%		0.97%		1.00%

* Tax effected at an income tax rate of 38%
** ROA: Annualized net income / Average assets
*** Core ROA: Annualized core net income / Average assets

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars in thousands)
(Unaudited)

CORE EFFICIENCY RATIO	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Net interest income	$62,627	$61,515	$61,367	$62,078	$61,637

Reported non-interest income	12,370	11,922	2,566	10,597	11,418
Indemnification asset termination	—	—	(9,178)	—	—
Less: Securities gains (losses)	71	117	40	54	(43)
Core non-interest income	$12,299	$11,805	$11,704	$10,543	$11,461

Reported non-interest expense	$47,530	$44,536	$46,938	$47,756	$48,346
Less: Severance expense	—	—	75	—	63
Conversion costs and merger tax deductible	331	881	1,107	33	—
Legal settlement	1,500	—	—	—	—
Legal merger non deductible	61	355	580	—	—
Restructuring expense	(113)	5	142	—	23
Contract termination	—	—	—	4,215	—
Conversion and severance expenses (conversion and merger expenses and salaries and employees benefits)	—	—	—	704	—
Core non-interest expense	$45,751	$43,295	$45,034	$42,804	$48,260

Efficiency ratio*	63.38%	60.65%	73.42%	65.71%	66.18%
Core efficiency ratio**	61.06%	59.05%	61.63%	58.94%	66.02%

* Efficiency Ratio: Non-interest expense / (Non-interest income + Net interest income)
** Core Efficiency Ratio: Core non-interest expense / (Core non-interest income + Net interest income)

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CBF Reports Third Quarter Results

October 20, 2016

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars and shares in thousands, except per share data)
(Unaudited)

TANGIBLE BOOK VALUE	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Total shareholders' equity	$1,029,841	$1,016,498	$996,993	$986,265	$1,022,642
Less: goodwill and intangible assets, net of taxes	(142,141)	(142,725)	(143,304)	(143,863)	(144,447)
Tangible book value*	$887,700	$873,773	$853,689	$842,402	$878,195
Common shares outstanding	43,235	43,219	43,189	43,143	44,466
Tangible book value per share	$20.53	$20.22	$19.77	$19.53	$19.75
* Tangible book value is equal to book value less goodwill and core deposit intangibles, net of related deferred tax liabilities.

TANGIBLE COMMON EQUITY RATIO	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Total shareholders' equity	$1,029,841	$1,016,498	$996,993	$986,265	$1,022,642
Less: goodwill and intangible assets	(146,810)	(147,753)	(148,688)	(149,622)	(150,567)
Tangible common equity	$883,031	$868,745	$848,305	$836,643	$872,075
Total assets	$7,792,458	$7,621,225	$7,479,798	$7,449,479	$7,261,196
Less: goodwill and intangible assets	(146,810)	(147,753)	(148,688)	(149,622)	(150,567)
Tangible assets	$7,645,648	$7,473,472	$7,331,110	$7,299,857	$7,110,629
Tangible common equity ratio	11.55%	11.62%	11.57%	11.46%	12.26%